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                                                                    Exhibit 11.0



                           ARTHUR J. GALLAGHER & CO.

       COMPUTATION OF NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                  (UNAUDITED)
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


                                                            THREE-MONTH PERIOD ENDED      SIX-MONTH PERIOD ENDED
                                                                     JUNE 30,                     JUNE 30,
                                                               1996          1995          1996           1995
                                                             --------      -------        -------        -------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

  Net earnings                                               $ 7,061       $ 5,587        $15,270        $12,315
  Adjustments to net earnings for computation                    223             -            429        -
                                                             -------       -------        -------        -------
  Net earnings applicable to computation                     $ 7,284       $ 5,587        $15,699        $12,315
                                                             =======       =======        =======        =======


  Average common shares outstanding                           15,493        15,500         15,539         15,432
  Dilutive effect of stock options                             1,428           920          1,518            892
                                                             -------       -------        -------        -------

  Weighted average number of common and
  common equivalent shares outstanding                        16,921        16,420         17,057         16,324
                                                             =======       =======        =======        =======
  Net earnings per common and common
  equivalent share                                              $.43          $.34           $.92           $.75

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